ARTHUR ANDERSEN LLP

                    Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the use of our report on Pioneer Indo-Asia Fund (formerly knkown as Pioneer India Fund) dated June 5, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 6 and Amendment No. 8 to Registration Statement File Nos. 33-77472 and 811-08468, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
July 24, 1998